                                As filed with the
             Securities and Exchange Commission on January 17, 2001

                                                      Registration No. 333-20761

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             LANVISION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                          31-1455414
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                                 5481 Creek Road
                           Cincinnati, Ohio 45242-4001
               (Address of principal executive offices) (Zip Code)

          Robert F. Golden and Jeffrey L. Van Voorhis Option Agreements
                            (Full title of the plan)

                                                          Copy To:
                                                      Alan J. Hartman
      J. Brian Patsy                                   Legal Counsel
   LanVision Systems, Inc.                     905 Mercantile Library Building
     5481 Creek Road                                 414 Walnut Street
 Cincinnati, Ohio 45242-4001                       Cincinnati, Ohio 45202
      (513) 794-7100                                   (513) 639-7681
            (Name, address and telephone number of agent for service)


The Registrant hereby amends the above referenced Registration Statement to deregister 69,778 shares of common stock of the Registrant relating to the Options awarded to Robert F. Golden, which options have expired.

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Blue Ash, State of Ohio, on this 17th day of January, 2000.

                                LanVision Systems, Inc.


                                By: /s/ J. Brian Patsy
                                   -----------------------------
                                   J. Brian Patsy, Chief Executive Officer